Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-8

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             CHINA CONTINENTAL, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

          Nevada                                                87-0431063
-------------------------------------                   ------------------------
(State or other jurisdiction                                  (IRS Employer
         of incorporation)                               Identification No.)

1808-1802 Evening Newspaper Mansion
358 Najning Road
Tianjin, PRC                                                    N/A
---------------------------------------                -------------------------
(Address of Principal Executive Offices)                      (Zip Code)


                   Stock Issuable for Legal Services rendered
               --------------------------------------------------
                            (Full title of the plan)

              Eric Ng                                           Copy to:
       China Continental, Inc.                               Hank Vanderkam
1808-1802 Evening Newspaper Mansion                       Vanderkam & Sanders
          358 Najning Road                                440 Louisiana, #475
           Tianjin, PRC                                     Houston, TX 77002
      ---------------------                              ----------------------
                                 (713) 547-8900
                       (Name, address and telephone number
                              of agent for service)

     Approximate date of proposed sales pursuant to the plan: From time to time after the effective date of this Registration Statement.


                                  CALCULATION OF REGISTRATION FEE
--------------------------------  --------------  -------------------  --------------------  --------------
                                                    Proposed maximum    Proposed maximum       Amount of
          Title of securities      Amount to be    offering price per   aggregate offering    registration
           to be registered        registered        share (1)               price               fee
--------------------------------- --------------- ------------------- ---------------------  --------------

Common Stock, $.001 par value          4,870,000         $.03               $146,100            $13.44
================================= =============== =================== ===================== ===============


(1) Calculated in accordance with Rule 457(c) solely for the purpose of determining the registration fee. The offering price is based on the average bid and asked price as reported on Nasdaq Electronic Bulletin Board on July 31, 2002.

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION

         Information required by Item 1 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Information required by Item 2 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

                                RESALE PROSPECTUS
                             CHINA CONTINENTAL, INC.

                                 UP TO 4,870,000
                             SHARES OF COMMON STOCK

         WHICH THE SELLING SHAREHOLDERS MAY RESELL UNDER THIS PROSPECTUS


     You should read this resale prospectus carefully before you invest. This prospectus relates to 4,870,000 shares of common stock $.001 par value per share (the "Common Stock") of China Continental, Inc. (the "Company"). The stockholders of the Company listed in the "Selling Stockholders" section of this resale prospectus may offer and resell shares of Common Stock under this resale prospectus for their own accounts. China Continental, Inc. ill not receive any proceeds from the resale of these shares by the selling stockholders.

     These shares were issued or are issuable to the selling stockholders and others as follows

     (i) 4,870,000 issued and issuable for legal services rendered, 2,000,000 of which had previously been issued and 2,870,000 newly issuable shares.

     The selling stockholders may offer their common stock through public or private transactions, at prevailing market prices or at privately negotiated prices. These future prices are not currently known.

     China Continental, Inc. stock is traded on the Nasdaq OTC Bulletin Board under the symbol "CHCL". On July 31, 2002 the last reported sale price for the common stock on the Nasdaq OTC Bulletin Board was $.03 per share.

     See Risk Factors beginning on page 2 to read about factors you should consider before buying shares of common stock.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION MADE TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this prospectus August 1, 2002

Risk Factors

     You should carefully consider the risks described below before deciding whether to invest in China Continental, Inc. If any of the contingencies discussed in the following paragraphs or other materially adverse events actually materialize, the business, financial condition and results of operations of China Continental could be materially and adversely affected. In such a case, the trading price of China Continental=s common stock could decline, and you could lose all or part of your investment.

1)       Revised Corporate Business

     In the past, the Company has been actively involved in the sale of turnkey production lines, machinery and equipment, accessories, spare parts and raw materials. The Company has now moved away from this line of business into agricultural genetics and farming in China. Because of the Company's inexperience with this industry, there is no guaranty that its future results will equal those of the past or that the Company will be profitable in this industry.

2)       Country Risk

     Substantially all of the Company operations are conducted in the PRC and accordingly, the Company is subject to special considerations and significant risks not typically associated with companies operating in North America and Western Europe. These include the risks associated with the political, economic and legal environments and foreign currency exchange, among others. The Company=s results may be affected by, among other things, changes in the political and social conditions in the PRC and changes in government policies with respect to laws and regulations, anti-inflation measures, currency conversion and remittance abroad and rates and method of taxation. The PRC government has implemented economic reform policies in recent years, and these reforms may be refined or changed by the government at any time. It is possible that a change in the PRC leadership could lead to changes in economic policy. In addition, a substantial portion of the Company revenue is denominated in Renminbi (RMB) which must be converted into other currencies before remittance outside the PRC. Both the conversion of the Reminbi and other foreign currencies and remittance of foreign currencies abroad require approval of the PRC government.

3)       Agricultural Genetics Industry

     The Company is subject to the risks and uncertainties associated with the agricultural genetics business industry. The industry, can be negatively affected by a number of factors, including the following: the market price of livestock, outbreaks of diseases in humans or animals (such as BSE or ad cow disease or foot and mouth disease); weather conditions; government farm programs; government regulations; restrictive quota policies and trade policies and tariffs; and general economic conditions, either local, regional or global.

4)       Bottled Water Industry

     The Company is subject to the risks and uncertainties associated with the bottling industry. The business can be negatively affected by a number of factors, including the following: finding the appropriate joint venture partner, raising the necessary capital, general risks associated with building a bottling plant, competition, government regulations, and general economic conditions.

Market Overhang and Shares Available For Future Sale

     The market price of China Continental, Inc.'s common stock could drop if substantial amounts of shares are sold in the public market or if the market perceives that such sales could occur. A drop in the market price could adversely affect holders of the stock and could also harm China Continental, Inc.'s ability to raise additional capital by selling equity securities. China Continental has registered for public sale in the registration statement of which this prospectus is a part 4,870,000 of its common stock issuable for various services rendered, based on a market price of the common stock of $.03 per share as of July 31, 2002, and as of that date China Continental, Inc. had outstanding.

                     A Note About Forward-Looking Statements

     This prospectus contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this prospectus are not based on historical facts, but rather reflect the current expectations of the management of China Continental concerning future results and events.

     The forward-looking statements generally can be identified by the use of terms such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe the objectives, plans or goals of China Continental are or may be forward-looking statements.

     Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of China Continental, Inc. to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements included in this prospectus. In addition to the factors discussed above under "Risk Factors," the following important factors could affect future results, causing the results to differ materially from those expressed in the forwardlooking statements in this prospectus:

                                 Use Of Proceeds

     Because this prospectus is solely for the purpose of permitting the Individual receiving shares pursuant to grants made by theBoard of Directors for sevices already rendered (AIndividuals@) to offer and sell shares, China Continental will not receive any proceeds from the sale of the shares being offered. The selling stockholders will receive all the proceeds.

                         Determination Of Offering Price

     This offering is solely for the purpose of allowing Individuals to sell shares. The Individuals may elect to sell some or all of their shares when they choose, in the near future or at a later date, at the price at which they choose to sell. As the market develops, the Individuals will therefore determine the price for their shares.

                                    Dilution

     This offering is for sales of shares by Individuals. Such sales will not result in any dilution to the net tangible book value per share of the common stock of China Continental before and after the sales. Prospective investors should be aware, however, that the market price of shares being sold may not bear any rational relationship to net tangible book value per share. As of March 31, 2002, the net tangible book value per outstanding share of the common stock of China Continental was $.68.

                                   INDIVIDUALS

     The Individuals acquired beneficial ownership of all the shares offered for resale pursuant to this prospectus in compensatory transactions. These transactions include compensation for services rendered by employees and third party professionals. A shareholder is deemed to beneficially own shares held in his or her name and certain shares he or she does not own but has the right to acquire upon option exercise or otherwise within 60 days after the date of this prospectus.

     After the distributions are complete, there are no selling stockholders beneficially owning 1% or more of the outstanding common stock based on the shares issued and outstanding as of July 31, 2002.

Plan Of Distribution

     China Continental, Inc. is registering this offering of shares on behalf of the Individual. China Continental, Inc. will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of its counsel, blue sky fees and expenses. The Individuals will pay any underwriting discounts and selling commissions in connection with the sale of the shares.

     The Individuals may sell the shares covered by this prospectus from time to time in one or more transactions through the OTC Bulletin Board or an interdealer quotation system, on one or more securities exchanges, in alternative trading markets or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Participant will determine the prices at which they sell their shares in these transactions. The Participant may effect the transactions by selling the shares to or through broker-dealers. In effecting sales, broker-dealers engaged by the Individuals may arrange for other brokerdealers to participate in the resales. The shares may be sold by one or more, or a combination, of the following:

     a block trade in which the brokerdealer attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

     purchases by a brokerdealer as principal and resale by the brokerdealer for its account,

     ordinary brokerage transactions and transactions in which the broker solicits purchasers, and privately negotiated transactions.

     The amount of securities to be offered or resold by means of this prospectus by each Individual, and any other person with whom he or she is acting in concert for the purpose of selling securities of China Continental, Inc. is limited by SEC Rule 144(e)(1) and (2). The number of shares resold may not exceed, during any three-month period, the greater of:

     1% of the shares of the class outstanding as shown by the most recent report published by the issuer, or the average weekly reported volume of trading in such securities during the four calendar weeks preceding the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker.

     For the purpose of determining the amount of securities sold during any three-month period, the following provisions shall apply:

     (i) Where both convertible securities and securities of the class into which they are convertible are sold, the amount of convertible securities sold shall be deemed to be the amount of securities of the class into which they are convertible for the purpose of determining the aggregate amount of securities of both classes sold;

     (ii) The amount of securities sold for the account of a pledgee thereof, or for the account of a purchaser of the pledged securities, during any period of three months within one year after a default in the obligation secured by the pledge, and the amount of securities sold during the same three-month period for the account of the pledgor shall not exceed, in the aggregate, the amount specified in paragraph SEC Rule 144(e)(1) or (2), whichever is applicable;

     (iii) The amount of securities sold for the account of a donee thereof during any period of three months within one year after the donation, and the amount of securities sold during the same three-month period for the account of the donor, shall not exceed, in the aggregate, the amount specified in paragraph SEC Rule 144(e)(1) or (2), whichever is applicable;

     (iv) Where securities were acquired by a trust from the settlor of the trust, the amount of such securities sold for the account of the trust during any period of three months within one year after the acquisition of the securities by the trust, and the amount of securities sold during the same three-month period for the account of the settlor, shall not exceed, in the aggregate, the amount specified in paragraph SEC Rule 144(e)(1) or (2), whichever is applicable.

     (v) The amount of securities sold for the account of the estate of a deceased person, or for the account of a beneficiary of such estate, during any period of three months and the amount of securities sold during the same period for the account of the deceased person prior to his death shall not exceed, in the aggregate, the amount specified in SEC Rule 144(e) (1) or (2), whichever is applicable; provided, that no limitation on amount shall apply if the estate or beneficiary thereof is not an affiliate of the issuer;

     (vi) When two or more affiliates or other persons agree to act in concert for the purpose of selling securities of an issuer, all securities of the same class sold for the account of all such persons during any period of three months shall be aggregated for the purpose of determining the limitation on the amount of securities sold;

     (vii) The following sales of securities need not be included in determining the amount of securities sold: securities sold pursuant to an effective registration statement under the Securities Act; securities sold pursuant to an exemption provided by Regulation A under the Securities Act; securities sold in a transaction exempt pursuant to Section 4 of the Securities Act and not involving any public offering; and securities sold offshore pursuant to Regulation S under the Securities Act.

     The Individuals may enter into hedging transactions with broker-dealers. In these transactions, broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the Individual. The Individual also may sell the common stock short pursuant to this prospectus and redeliver the shares to close out these short positions. The Individual may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares covered by this prospectus. The broker-dealer may then resell or otherwise transfer the shares pursuant to this prospectus. The Individual also may loan or pledge the shares to a broker-dealer. The broker-dealer may then sell the loaned shares or, upon a default by the Individual, the broker-dealer may sell the pledged shares pursuant to this prospectus.

     The Individual may engage in other financing transactions that may include forward contract transactions or borrowings from financial institutions in which the shares are pledged as security. In connection with any of these forward contract transactions, the Individual would pledge shares to secure their obligations and the counterparty to these transactions would sell the common stock short to hedge its transaction with the Individual. Upon a default by the Individual under any of these financings, including a forward contract transaction, the pledgee or its transferee may sell the pledged shares pursuant to this prospectus. Any such pledgee or its transferee will be identified in this prospectus by post-effective amendment to the registration statement of which it is a part.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Individual. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer may be in excess of customary commissions and will be in amounts to be negotiated with an Individual in connection with the sale. Broker-dealers or agents, any other participating broker-dealers and the Individuals may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the Individual may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Individuals will be subject to the prospectus delivery requirements of the Securities Act.

The Individual will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations, including Regulation M. These provisions may limit the timing of purchases and sales of shares of the common stock of China Continental, Inc. by the Individual. China Continental, Inc. will make copies of this prospectus available to the Individual and has informed them of the need for delivery of copies of this prospectus to purchasers at or before the time of any sale of the shares.

                                  Legal Opinion

Vanderkam & Sanders, Houston, TX has passed upon the legality of the shares offered by this prospectus.

                                     Experts

     Thomas Leger & Company, LLP, independent auditors, have reviewed the consolidated equity and cash flows of China Continental, Inc. as of the year ended December 31, 2001 as set forth in the Form 10-K Registration Statement filed August 1, 2002, which is incorporated by reference in this prospectus and elsewhere in the registration statement.

            With respect to the unaudited interim financial information included herein, the independent certified public accountants have not audited or reviewed the information and have not expressed an opinion or any other form of assurance with respect to this information.

                     How To Obtain Additional Information

     China Continental, Inc. has filed a registration statement with the Securities and Exchange Commission relating to the securities offered by this prospectus. The prospectus does not contain all of the information set forth in the registration statement. For further information with respect to China Continental and the securities offered by this prospectus, refer to the registration statement. In addition, China Continental recently became a public company required to file annual and quarterly reports with the Securities and Exchange Commission. You may read and copy the registration statement and any materials China Continental files with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1800SEC0330. The Securities and Exchange Commission also maintains an Internet site at www.sec.gov where China Continental' Securities and Exchange Commission filings can be viewed.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and are made a part hereof:


(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in Item 3(a) above, including, but not limited to, the Company's quarterly reports on Form 10-QSB through the fiscal quarter ended March 31, 2002.

   All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Common Stock

     General. The Company is authorized to issue 1,000,000,000 shares of Common Stock, $.001 par value per share.

     The holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of the Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. The holders of the Common Stock as such have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the Common Stock.

     Voting Rights. The holders of the Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the results that the holders of shares having more than fifty percent (50%) of the votes for the election of directors can elect all of the directors.

     Dividend Policy. To date, the Company has not paid any dividends on its Common Stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition and other relevant factors. The Board does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Articles of Incorporation, as amended, eliminate the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted by Nevada law. The Company's Bylaws provide that the Company shall have the power to indemnify its officers and directors to the extent permitted by Nevada law. Nevada law authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with Washington law.

     The provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty, which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director, or for violations of the federal securities laws.

     The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, for the receipt of illegal remuneration or if the director received a benefit in money, property or services to wich the director is not legally entitled. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance.

     The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

     4.1 List of Natural Persons receiving shares and description of services preferred.
     5.1 Opinion and consent of Vanderkam & Sanders re: the legality of the shares being registered
     23.1 Consent of Vanderkam & Sanders (included in Exhibit 5.1)
     23.2 Consent of Thomas Leger & Co. LLP

ITEM 9.  UNDERTAKINGS

         (a)      The registrant hereby undertakes:

     (1) To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People's Republic of China on the 1st day of August 2002.

                                                 CHINA CONTINENTAL, INC.


                                                 By: /s/ Jia Ji Shang
                                                    --------------------
                                                         Jia Ji Shang

August 1, 2002

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


    Signatures               Title                                 Date
  --------------            -------                               ------

/s/ Jia Ji Shang            Chairman of the Board and Chief
----------------            Executive Officer
Jia Ji Shang                                                August 1, 2002

/s/ Malcolm Roy Brandon     Director                        August 1, 2002
-----------------------
Malcolm Roy Brandon

/s/ Zhong  Cheng Zhang      Director                        August 1, 2002
----------------------
Zhong  Cheng Zhang

/s/ Shujing Li              Director                        August 1, 2002
--------------
Shujing Li

/s/ Jian Sheng Wei          Director                        August 1, 2002
------------------
Jian Sheng Wei